Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of TRX, Inc. and subsidiaries (the “Company”) of our report dated April 29, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s change in its method of accounting for goodwill effective January 1, 2002) appearing in Amendment No. 9 to Registration Statement No. 333-124731 on Form S-1.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

September 27, 2005